UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 17, 2006

CENTURY REALTY TRUST

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	0-7716 (Commission File Number)	35-1284316 (I.R.S. Employer Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana (Address of Principal Executive Offices)		46204 (Zip Code)

(317) 632-5467

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2006, the Registrant and its subsidiaries entered into an Asset Purchase Agreement with Buckingham Properties, Inc. Pursuant to the Asset Purchase Agreement, the Registrant and its subsidiaries will sell substantially all of their assets to Buckingham for a purchase price of $60,000,000, consisting of approximately $48,450,000 in cash and $11,550,000 in assumed debt. The Registrant will use approximately $12,100,000 of the cash proceeds of the sale to retire additional debt.  The assets the Registrant is selling comprise 17 residential or commercial real estate properties and the related personal property.

Until May 1, 2006, Buckingham may terminate the Asset Purchase Agreement if it discovers a condition that Buckingham, in its reasonable discretion, believes has an adverse effect on the value of the properties Buckingham is purchasing. Buckingham currently manages 13 of the properties it is purchasing from the Registrant.

The completion of the sale is subject to certain other customary conditions, including approval by the Registrant’s shareholders.  The Registrant expects to complete the sale in late June or early July 2006.  The Registrant cannot give assurance that the proposed transactions contemplated by the Asset Purchase Agreement will close or close on the same terms and conditions as set forth in the Asset Purchase Agreement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not applicable.

(b)

Not Applicable

(c)

Not Applicable

(d)

Exhibits

2

Asset Purchase Agreement, dated March 17, 2006, among Buckingham Properties, Inc., the Registrant and its subsidiaries.

______________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY REALTY TRUST

Date:  March 22, 2006

By:    /s/John I. Bradshaw

         Name:

John I. Bradshaw

         Title:

President and Treasurer

Chief Executive Officer

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